Exhibit 99.1

CONTACT:	READ IT ON THE WEB
Paul Goldberg	www.dovercorporation.com
Vice President - Investor Relations
(212) 922-1640

DOVER CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2011 RESULTS

●	Reports quarterly revenue of $2.0 billion, an increase of 15% over the prior year

●	Delivers quarterly diluted earnings per share from continuing operations of $1.12, up 15% over last year

●	Achieves adjusted quarterly diluted earnings per share from continuing operations of $1.07, excluding tax benefits of $0.05, up 19% from an adjusted prior year

●	Expects 2012 full year revenue growth of 7% - 10%, and diluted earnings per share from continuing operations in the range of $4.70 - $5.00

Downers Grove, Illinois, January 25, 2012 — Dover Corporation (NYSE: DOV) announced today that for the fourth quarter ended December 31, 2011, revenue was $2.0 billion, an increase of 15% over the prior-year period.  The revenue increase was driven by organic growth of 6% and a 9% increase from acquisitions.  Earnings from continuing operations for the fourth quarter of 2011 were $208.9 million, or diluted earnings per share (“EPS”) of $1.12, compared to $184.9 million, or $0.97 EPS, in the prior-year period, representing increases of 13% and 15%, respectively.  Excluding the impact of tax benefits of $0.05 EPS recognized in the current quarter and $0.07 EPS recognized in the prior-year period, adjusted EPS from continuing operations for the fourth quarter of 2011 was $1.07, reflecting an increase of 19% over an adjusted EPS of $0.90 in the prior-year period.

Revenue for the year ended December 31, 2011 was $8.0 billion, an increase of 20% over the prior year, reflecting organic growth of 11%, a 7% increase from acquisitions and a 2% impact from foreign exchange. Earnings from continuing operations for the year ended December 31, 2011 were $846.4 million, or $4.48 EPS, compared to $690.8 million, or $3.65 EPS in the prior year, representing a 23% increase in both earnings and EPS. Excluding the impact of tax benefits of $0.22 EPS in the current year and $0.27 EPS in the prior year, adjusted EPS from continuing operations for the year ended December 31, 2011 was $4.26, an increase of 26% over an adjusted EPS of $3.38 in the prior year.

Commenting on the fourth quarter results, Dover’s President and Chief Executive Officer, Robert A. Livingston, said, “Capped off by a solid fourth quarter, Dover delivered a record setting 2011 in terms of revenue, earnings, EPS and bookings.  Organic revenue growth in the fourth quarter of 6% was driven by broad-based strength in energy, handsets, fluids, and industrial end-markets. Our segment margin was 16.5%, where solid performances in our Energy, Communication Technologies and Engineered Systems segments partially offset weakness in Printing & Identification and acquisition-related costs. The majority of our businesses continued to book well as we ended the year with a seasonally normal book-to-bill of 1.00.”

“In addition to our strong financial results, we accomplished several important strategic initiatives in 2011. Importantly, we realigned our businesses into a new segment structure to more closely match our targeted growth markets.  We also deployed $1.4 billion in 2011 on acquisitions and divested three businesses consistent with our strategy of focusing on our growth spaces.  Lastly, we generated nearly $800 million in free cash flow, which enabled us to aggressively invest in higher growth economies and innovation, and to continue our long tradition of raising our annual dividend, now standing at 56 consecutive years.”

“Looking forward, we expect full year 2012 revenue growth of 7% - 10%, comprising organic revenue growth of 4% - 7%, plus growth from completed acquisitions of 3%. Based on this revenue assumption, we expect full-year diluted EPS from continuing operations to be in the range of $4.70 - $5.00.”

Net earnings for the fourth quarter of 2011 were $278.3 million, or $1.49 EPS, including net income from discontinued operations of $69.4 million, or $0.37 EPS (inclusive of a $0.34 EPS gain on the sale of a business), compared to net earnings of $198.3 million, or $1.04 EPS, for the same period of 2010, which included net income from discontinued operations of $13.4 million, or $0.07 EPS.  Net earnings for the year ended December 31, 2011 were $895.2 million, or $4.74 EPS, including net income from discontinued operations of $48.9 million, or $0.26 EPS (inclusive of a $0.02 EPS net loss, primarily reflecting the sale of three businesses), compared to net earnings of $700.1 million, or $3.70 EPS for the year ended December 31, 2010, which included net income from discontinued operations of $9.4 million, or $0.05 EPS.

Dover will host a webcast of its fourth quarter 2011 conference call at 10:00 A.M. Eastern Time (9:00 A.M. Central Time) on Wednesday, January 25, 2012.  The webcast can be accessed at the Dover Corporation website at www.dovercorporation.com.  The conference call will also be made available for replay on the website.  Additional information on Dover’s fourth quarter and full year 2011 results and its operating companies can also be found on the company’s website.

About Dover:

Dover Corporation is a multi-billion dollar diversified global manufacturer. For over 50 years, Dover has been providing its customers with outstanding products and services that reflect the company’s commitment to operational excellence, innovation and market leadership. The company focuses on innovative equipment and components, specialty systems and support services through its four segments: Communication Technologies, Energy, Engineered Systems and Printing & Identification. Dover employs over 33,000 people worldwide. The company is headquartered in Downers Grove, Illinois. Additional information is available at www.dovercorporation.com.

Forward-Looking Statement:

This press release contains “forward-looking” statements within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, income, earnings, cash flows, changes in operations, operating improvements, industries in which Dover companies operate and the U.S. and global economies. Statements in this press release that are not historical may be indicated by words or phrases such as “anticipates,” “expects,” “believes,” “indicates,” “suggests,” “will,” “plans,” “supports,” “projects,” “should,” “would,” “could,” “hope,” “forecast” and “management is of the opinion,” use of future tense and similar words or phrases. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, the state of the worldwide economy and sovereign credit, especially in Europe; political events that could impact the worldwide economy; the impact of natural disasters and their effect on global supply chains and energy markets; increases in the cost of raw materials; the Company’s ability to achieve expected savings from integration, synergy and other cost-control initiatives; the ability to identify and successfully consummate value-adding acquisition opportunities; increased competition and pricing pressures in the markets served by Dover’s operating companies; the ability of Dover’s companies to expand into new geographic markets and to anticipate and meet customer demands for new products and product enhancements; the impact of loss of a single-source manufacturing facility; changes in customer demand; current economic conditions and uncertainties in the credit and capital markets; a downgrade in Dover’s credit ratings; international economic conditions including interest rate and currency exchange rate fluctuations; the relative mix of products and services which impacts margins and operating efficiencies; short-term capacity constraints; domestic and foreign governmental and public policy changes including environmental regulations and tax policies (including domestic and international export subsidy programs, R&E credits and other similar programs); unforeseen developments in contingencies such as litigation; protection and validity of patent and other intellectual property rights; the cyclical nature of some of Dover’s companies; domestic housing industry weakness; instability in countries where Dover conducts business; and possible future terrorist threats and their effect on the worldwide economy. Dover Corporation refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as its reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause its actual results to differ materially from its current expectations and from the forward-looking statements contained in this press release. Dover Corporation undertakes no obligation to update any forward-looking statement.

INVESTOR SUPPLEMENT - FOURTH QUARTER 2011

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended Ended December 31,
	2011	2010	2011	2010
Revenue	$2,004,486	$1,737,436	$7,950,140	$6,640,191
Cost of goods and services	1,247,091	1,050,664	4,898,716	4,023,586
Gross profit	757,395	686,772	3,051,424	2,616,605
Selling and administrative expenses	462,143	427,198	1,840,609	1,607,327
Operating earnings	295,252	259,574	1,210,815	1,009,278
Interest expense, net	29,060	25,930	115,596	106,422
Other (income) expense, net	(2,658)	(237)	55	3,652
Earnings before provision for income taxes and discontinued operations	268,850	233,881	1,095,164	899,204
Provision for income taxes	59,912	48,975	248,799	208,453
Earnings from continuing operations	208,938	184,906	846,365	690,751
Earnings from discontinued operations, net	69,351	13,442	48,878	9,353
Net earnings	$278,289	$198,348	$895,243	$700,104

Basic earnings per common share:
Earnings from continuing operations	$1.13	$0.99	$4.55	$3.70
Earnings from discontinued operations, net	0.38	0.07	0.26	0.05
Net earnings	1.51	1.06	4.82	3.75

Weighted average shares outstanding	184,686	186,923	185,882	186,897

Diluted earnings per common share:
Earnings from continuing operations	$1.12	$0.97	$4.48	$3.65
Earnings from discontinued operations, net	0.37	0.07	0.26	0.05
Net earnings	1.49	1.04	4.74	3.70

Weighted average shares outstanding	187,208	189,863	188,887	189,170

Dividends paid per common share	$0.315	$0.275	$1.18	$1.07

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2011					2010
	Q1	Q2	Q3	Q4	FY 2011	Q1	Q2	Q3	Q4	FY 2010
REVENUE
Communication Technologies	$269,582	$288,843	$405,357	$396,295	$1,360,077	$246,531	$269,107	$280,031	$280,343	$1,076,012

Energy	425,424	454,327	510,608	510,390	1,900,749	296,792	319,305	326,149	361,261	1,303,507

Engineered Systems
Fluid Solutions	163,196	178,031	173,804	162,590	677,621	134,542	139,218	150,302	143,852	567,914
Refrigeration & Industrial	560,453	645,573	649,768	568,844	2,424,638	487,588	581,187	620,030	531,039	2,219,844
Eliminations	(382)	(424)	(431)	(287)	(1,524)	(252)	(365)	(354)	(345)	(1,316)
	723,267	823,180	823,141	731,147	3,100,735	621,878	720,040	769,978	674,546	2,786,442

Printing & Identification	394,627	429,497	400,515	368,325	1,592,964	316,472	356,732	381,636	421,990	1,476,830

Intra-segment eliminations	(822)	(877)	(1,015)	(1,671)	(4,385)	(618)	(737)	(541)	(704)	(2,600)

Total consolidated revenue	$1,812,078	$1,994,970	$2,138,606	$2,004,486	$7,950,140	$1,481,055	$1,664,447	$1,757,253	$1,737,436	$6,640,191

NET EARNINGS
Segment Earnings:
Communication Technologies	$47,325	$54,527	$53,433	$71,097	$226,382	$46,125	$52,593	$55,852	$50,645	$205,215
Energy	93,051	110,447	125,268	121,871	450,637	68,277	81,552	78,959	87,325	316,113
Engineered Systems	98,235	128,570	125,529	92,852	445,186	81,038	106,590	115,878	79,138	382,644
Printing & Identification	54,637	67,967	59,447	44,483	226,534	42,043	54,759	62,471	78,095	237,368
Total Segments	293,248	361,511	363,677	330,303	1,348,739	237,483	295,494	313,160	295,203	1,141,340
Corporate expense / other	36,112	35,391	34,083	32,393	137,979	33,325	32,444	34,553	35,392	135,714
Net interest expense	28,318	28,157	30,061	29,060	115,596	27,188	26,955	26,349	25,930	106,422
Earnings from continuing operations before provision for income taxes	228,818	297,963	299,533	268,850	1,095,164	176,970	236,095	252,258	233,881	899,204
Provision for income taxes	54,027	58,765	76,095	59,912	248,799	54,682	68,869	35,927	48,975	208,453
Earnings from continuing operations	174,791	239,198	223,438	208,938	846,365	122,288	167,226	216,331	184,906	690,751
Earnings (loss) from discontinued operations, net	20,114	10,571	(51,158)	69,351	48,878	(14,161)	2,644	7,428	13,442	9,353
Net earnings	$194,905	$249,769	$172,280	$278,289	$895,243	$108,127	$169,870	$223,759	$198,348	$700,104

SEGMENT OPERATING MARGIN
Communication Technologies	17.6%	18.9%	13.2%	17.9%	16.6%	18.7%	19.5%	19.9%	18.1%	19.1%
Energy	21.9%	24.3%	24.5%	23.9%	23.7%	23.0%	25.5%	24.2%	24.2%	24.3%
Engineered Systems	13.6%	15.6%	15.2%	12.7%	14.4%	13.0%	14.8%	15.0%	11.7%	13.7%
Printing & Identification	13.8%	15.8%	14.8%	12.1%	14.2%	13.3%	15.4%	16.4%	18.5%	16.1%
Total Segment	16.2%	18.1%	17.0%	16.5%	17.0%	16.0%	17.8%	17.8%	17.0%	17.2%

DEPRECIATION AND AMORTIZATION EXPENSE
Communication Technologies	$18,685	$18,533	$34,360	$30,261	$101,839	$17,345	$17,494	$18,081	$19,342	$72,262
Energy	18,573	18,765	19,399	21,082	77,819	11,511	12,349	11,942	13,040	48,842
Engineered Systems	18,415	18,816	18,332	19,213	74,776	18,194	17,775	18,434	18,123	72,526
Printing & Identification	11,372	11,685	11,548	11,543	46,148	11,857	11,556	11,322	11,567	46,302
Corporate	586	626	636	713	2,561	369	336	658	674	2,037
	$67,631	$68,425	$84,275	$82,812	$303,143	$59,276	$59,510	$60,437	$62,746	$241,969

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(continued)
(unaudited)(in thousands)

	2011					2010
	Q1	Q2	Q3	Q4	FY 2011	Q1	Q2	Q3	Q4	FY 2010
BOOKINGS
Communication Technologies	$274,611	$309,734	$410,616	$349,579	$1,344,540	$257,767	$304,026	$278,686	$287,786	$1,128,265

Energy	495,125	472,543	498,212	519,525	1,985,405	300,441	326,217	326,080	366,277	1,319,015

Engineered Systems
Fluids	173,626	175,539	174,772	158,895	682,832	136,459	147,215	145,823	144,389	573,886
Refrigeration & Industrial	660,449	623,929	602,488	625,840	2,512,706	596,293	605,034	527,269	563,300	2,291,896
Eliminations	(733)	(884)	179	(1,378)	(2,816)	(486)	(638)	(640)	(648)	(2,412)
	833,342	798,584	777,439	783,357	3,192,722	732,266	751,611	672,452	707,041	2,863,370

Printing & Identification	438,526	386,259	384,085	353,849	1,562,719	370,598	404,088	399,788	398,570	1,573,044

Intra-segment eliminations	(2,736)	(3,370)	(2,452)	(3,153)	(11,711)	(1,641)	(2,317)	(2,396)	(2,689)	(9,043)

Total consolidated bookings	$2,038,868	$1,963,750	$2,067,900	$2,003,157	$8,073,675	$1,659,431	$1,783,625	$1,674,610	$1,756,985	$6,874,651

BACKLOG
Communication Technologies	$410,843	$431,558	$483,512	$437,320		$347,980	$381,828	$396,581	$404,374

Energy	240,198	255,889	243,401	246,351		123,456	128,058	136,374	152,183

Engineered Systems
Fluids	57,357	54,945	55,230	54,194		42,882	50,346	46,556	47,123
Refrigeration & Industrial	544,995	523,011	469,876	528,118		480,604	502,479	413,318	446,267
Eliminations	(339)	(526)	(94)	(177)		(189)	(324)	(267)	(315)
	602,013	577,430	525,012	582,135		523,297	552,501	459,607	493,075

Printing & Identification	262,629	220,619	197,792	180,871		166,439	209,178	235,360	213,589

Intra-segment eliminations	(704)	(1,178)	(891)	(193)		(362)	(569)	(483)	(729)

Total consolidated backlog	$1,514,979	$1,484,318	$1,448,826	$1,446,484		$1,160,810	$1,270,996	$1,227,439	$1,262,492

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data)

	2011					2010
	Q1	Q2	Q3	Q4	FY 2011	Q1	Q2	Q3	Q4	FY 2010

Basic earnings (loss) per common share:
Continuing operations	$0.94	$1.28	$1.20	$1.13	$4.55	$0.65	$0.90	$1.16	$0.99	$3.70
Discontinued operations	0.11	0.06	(0.28)	0.38	0.26	(0.08)	0.01	0.04	0.07	0.05
Net earnings	1.04	1.34	0.93	1.51	4.82	0.58	0.91	1.20	1.06	3.75

Diluted earnings (loss) per common share:
Continuing operations	$0.92	$1.26	$1.19	$1.12	$4.48	$0.65	$0.89	$1.15	$0.97	$3.65
Discontinued operations	0.11	0.06	(0.27)	0.37	0.26	(0.08)	0.01	0.04	0.07	0.05
Net earnings	1.03	1.32	0.91	1.49	4.74	0.58	0.90	1.19	1.04	3.70

Adjusted diluted earnings per common share (calculated below):
Continuing operations	$0.88	$1.14	$1.18	$1.07	$4.26	$0.65	$0.89	$0.95	$0.90	$3.38

Net earnings (loss) and average shares used in calculated earnings (loss) per share amounts are as follows:

Net earnings (loss) :
Continuing operations	$174,791	$239,198	$223,438	$208,938	$846,365	$122,288	$167,226	$216,331	$184,906	$690,751
Discontinued operations	20,114	10,571	(51,158)	69,351	48,878	(14,161)	2,644	7,428	13,442	9,353
Net earnings	194,905	249,769	172,280	278,289	895,243	108,127	169,870	223,759	198,348	700,104

Average shares outstanding:
Basic	186,659	186,443	185,770	184,686	185,882	187,093	186,823	186,721	186,923	186,897
Diluted	190,090	189,705	188,436	187,208	188,887	187,886	188,720	188,565	189,863	189,170

NOTE:
Earnings from continuing operations are adjusted by discrete and other tax items to derive adjusted earnings from continuing operations and adjusted diluted earnings per common share as follows:

	2011					2010
	Q1	Q2	Q3	Q4	FY 2011	Q1	Q2	Q3	Q4	FY 2010
Adjusted earnings from continuing operations:
Earnings from continuing operations	$174,791	$239,198	$223,438	$208,938	$846,365	$122,288	$167,226	$216,331	$184,906	$690,751
Gains from discrete and other tax items	8,016	22,338	2,390	8,590	41,334	-	-	36,956	13,296	50,252
Adjusted earnings from continuing operations	$166,775	$216,860	$221,048	$200,348	$805,031	$122,288	$167,226	$179,375	$171,610	$640,499

Adjusted diluted earnings per common share:
Earnings from continuing operations	$0.92	$1.26	$1.19	$1.12	$4.48	$0.65	$0.89	$1.15	$0.97	$3.65
Gains from discrete and other tax items	0.04	0.12	0.01	0.05	0.22	-	-	0.20	0.07	0.27
Adjusted earnings from continuing operations	$0.88	$1.14	$1.18	$1.07	$4.26	$0.65	$0.89	$0.95	$0.90	$3.38

DOVER CORPORATION
QUARTERLY FREE CASH FLOW
(unaudited)(in thousands)

	2011					2010
	Q1	Q2	Q3	Q4	FY 2011	Q1	Q2	Q3	Q4	FY 2010

Cash from operations	$117,503	$205,260	$376,614	$358,852	$1,058,229	$77,127	$221,561	$183,444	$419,730	$901,862
Less: Additions to property, plant and equipment	(51,379)	(72,338)	(65,000)	(83,092)	(271,809)	(38,467)	(45,642)	(39,718)	(51,018)	(174,845)
Free cash flow	$66,124	$132,922	$311,614	$275,760	$786,420	$38,660	$175,919	$143,726	$368,712	$727,017

Free cash flow as a percentage of earnings from continuing operations	37.8%	55.6%	139.5%	132.0%	92.9%	31.6%	105.2%	66.4%	199.4%	105.3%

Free cash flow as a percentage of revenue	3.6%	6.7%	14.6%	13.8%	9.9%	2.6%	10.6%	8.2%	21.2%	10.9%

DOVER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)(in thousands)

	At December 31, 2011	At December 31, 2010
Assets:
Cash and cash equivalents	$1,206,755	$1,189,079
Short-term investments	-	121,734
Receivables, net of allowances	1,190,265	1,023,099
Inventories, net	803,346	657,962
Deferred tax and other current assets	196,764	139,751
Property, plant and equipment, net	1,000,870	785,624
Goodwill	3,787,117	3,107,478
Intangible assets, net	1,207,084	799,281
Other assets	104,808	107,642
Assets of discontinued operations	4,441	627,093
	$9,501,450	$8,558,743

Liabilities and Stockholders' Equity
Notes payable and current maturities of long-term debt	$1,022	$16,590
Payables and accrued expenses	1,201,959	1,128,458
Deferred taxes and other noncurrent liabilities	1,061,767	866,720
Long-term debt	2,186,230	1,790,886
Liabilities of discontinued operations	119,917	229,527
Stockholders' equity	4,930,555	4,526,562
	$9,501,450	$8,558,743

DOVER CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited)(in thousands)

	Year Ended December 31,
	2011	2010
Operating activities:
Net earnings	$895,243	$700,104
Gain from discontinued operations, net of tax	(48,878)	(9,353)
Depreciation and amortization	303,143	241,969
Stock-based compensation	25,991	21,207
Contributions to employee benefit plans	(63,567)	(58,201)
Net change in assets and liabilities	(53,703)	6,136
Net cash provided by operating activities of continuing operations	1,058,229	901,862

Investing activities:
Proceeds from sale of short-term investments	124,410	553,466
Purchase of short-term investments	-	(466,881)
Proceeds from the sale of property and equipment	9,986	16,660
Additions to property, plant and equipment	(271,809)	(174,845)
Proceeds from sale of businesses	516,901	4,500
Settlement of net investment hedge	(18,211)	-
Acquisitions (net of cash acquired)	(1,382,217)	(104,418)
Net cash used in investing activities of continuing operations	(1,020,940)	(171,518)

Financing activities:
Increase (decrease) in debt, net	371,315	(60,855)
Purchase of common stock	(242,488)	(123,555)
Proceeds from exercise of stock options, including tax benefits	39,826	79,721
Dividends to stockholders	(219,154)	(200,099)
Net cash used in financing activities of continuing operations	(50,501)	(304,788)

Net cash provided by discontinued operations	14,898	37,079

Effect of exchange rate changes on cash	15,990	10,008

Net increase in cash and cash equivalents	17,676	472,643
Cash and cash equivalents at beginning of period	1,189,079	716,436
Cash and cash equivalents at end of period	$1,206,755	$1,189,079

ADDITIONAL INFORMATION

FOURTH QUARTER AND FULL YEAR 2011

Acquisitions

During the fourth quarter of 2011, the Company completed two add-on acquisitions in the Engineered Systems segment.  For the full year 2011, Dover made a total of nine acquisitions for consideration totaling $1.4 billion. This included the acquisition of Harbison-Fischer within the Energy segment in the first quarter and the acquisition of Sound Solutions within the Communication Technologies segment in the third quarter.

Dispositions

In the fourth quarter of 2011, the Company completed the sale of Heil Trailer International, resulting in an after-tax gain of $0.34 diluted earnings per share ("EPS"). Fourth quarter net earnings from discontinued operations was $0.37 EPS, which includes income from the operations of Heil prior to sale as well as adjustments to other discontinued assets and liabilities. On a full-year basis, the Company generated a net loss on sale of $0.02 EPS, which includes the $0.35 EPS loss on the sale of Paladin and Crenlo in the third quarter and other adjustments for prior year dispositions. For the full year, net earnings from discontinued operations was $0.26 EPS, which includes income from the operations of the businesses sold in 2011 as well as adjustments to other discontinued assets and liabilities.

Tax Rate

The effective tax rate on continuing operations for the fourth quarter of 2011 was 22.3%, compared to the prior-year fourth quarter rate of 20.9%. On a full year basis, the effective tax rates on continuing operations for 2011 and 2010 were 22.7% and 23.2%, respectively. The 2011 and 2010 rates were favorably impacted by discrete and other items, as shown in the reconciliation for quarterly earnings per share included herein. After adjusting for discrete and other items, the full year rates of 26.5% for 2011 and 28.8% for 2010 primarily reflect the impact of changes in the geographic mix of earnings.

Revenue Growth Factors
	2011
	Q1	Q2	Q3	Q4	Full Year
Organic	17.5%	13.2%	9.7%	5.9%	11.3%
Acquisitions	4.1%	3.9%	9.2%	9.4%	6.8%
Currency translation	0.8%	2.8%	2.8%	0.1%	1.6%
	22.4%	19.9%	21.7%	15.4%	19.7%

Free Cash Flow

The following table is a reconciliation of free cash flow (a non-GAAP measure) from cash flow provided by operating activities:

	Three Months Ended December 31,		Year Ended December 31,
Free Cash Flow (in thousands)	2011	2010	2011	2010
Cash flow provided by operating activities	$358,852	$419,730	$1,058,229	$901,862
Less: Additions to property, plant and equipment	(83,092)	(51,018)	(271,809)	(174,845)
Free cash flow	$275,760	$368,712	$786,420	$727,017

Free cash flow as a percentage of revenue	13.8%	21.2%	9.9%	10.9%

Free cash flow as a percentage of earnings from continuing operations			92.9%	105.3%

The full year increase in 2011 free cash flow reflects higher earnings from continuing operations before depreciation and amortization and lower investment in working capital, partially offset by higher tax payments in 2011. In 2011, the Company made tax payments of approximately $280 million compared to $103 million in the prior year. Free cash flow is also impacted by higher capital expenditures in 2011 necessary to fund expansion in the Company’s high-growth businesses.

Share Repurchases

During the year ended December 31, 2011, pursuant to a five-year 10,000,000 share repurchase program authorized by the Board of Directors in May 2007, the Company purchased approximately 4.0 million shares of its common stock in the open market at an average price of $58.78 per share.  Approximately 2.5 million shares remain authorized for repurchase under this five-year authorization as of December 31, 2011.

Capitalization

The following table provides a summary reconciliation of total debt and net debt to net capitalization to the most directly comparable GAAP measures:

Net Debt to Net Capitalization Ratio (in thousands)	At December 31, 2011	At December 31, 2010
Current maturities of long-term debt	$1,022	$ 1,590
Commercial paper	-	15,000
Long-term debt	2,186,230	1,790,886
Total debt	2,187,252	1,807,476
Less: Cash, cash equivalents and short-term investments	(1,206,755)	(1,310,813)
Net debt	980,497	496,663
Add: Stockholders' equity	4,930,555	4,526,562
Net capitalization	$5,911,052	$ 5,023,225
Net debt to net capitalization	16.6%	9.9%

The Company’s net debt to net capitalization ratio increased at December 31, 2011 primarily due to the use of cash and debt to fund acquisitions totaling $1.4 billion during the year. Total debt increased by $380 million during 2011, primarily due to net borrowings of $789 million under the 4.3% 10-year Notes due 2021 and 5.375% 30-year Notes due 2041 issued in February, part of which were used to repay $400 million of other borrowings, principally commercial paper used to repay the 6.50% 10-year Notes which came due earlier in February 2011.  In 2011, the Company also received cash proceeds of $517 million primarily from the sale of three businesses.

Non-GAAP Information:

These Investor Supplement tables contain historical financial information presented under Dover’s new segment structure, as discussed within this release. These segment level disclosures are considered “Non-GAAP” financial information until such time that the new segment reporting structure is included within a periodic filing with the Securities and Exchange Commission. Management believes this non-GAAP financial information is useful to investors to better understand historical trends under the revised segment structure, which the company will be reporting under in its Form 10-K for the year ending December 31, 2011. Dover has disclosed herein non-GAAP measures of adjusted earnings from continuing operations used in calculating adjusted diluted earnings per common share, as management believes this information is useful to investors to better understand the company’s ongoing profitability and facilitates easier comparisons of the company’s profitability to prior and future periods and to its peers.  The company has also disclosed herein the non-GAAP measure of free cash flow. Management believes free cash flow is an important measure of the company's operating performance and liquidity that provides both management and investors a measurement of cash generated from operations that is available to fund acquisitions, pay dividends, repay debt and repurchase its common stock.